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                                                                   EXHIBIT 10.18

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


     In consideration of (i) the sum of One Hundred Thousand Dollars ($100,000.00), full and complete receipt of which is hereby acknowledged, (ii) the issuance of Twenty Five Thousand (25,000) fully paid and non assessable shares of the common stock of Recovery Network, Inc. (without cost to Releasor), full and complete receipt of which is hereby acknowledged, and (iii) the execution and delivery by Recovery Network, Inc. of a Warrant Agreement in the form attached hereto as Exhibit "A", the receipt of which is hereby acknowledged, GEORGE HENRY ("Releasor") hereby releases and discharges RECOVERYNET INTERACTIVE, LLC ("RNI") and RNI's members, directors, officers, employees, attorneys, designees, successors and assigns (collectively, "Releasees") from any and all claims, demands and causes of action of whatever kind or nature, whether known or unknown, or suspected or unsuspected by Releasor which Releasor ever had, now has, or hereafter may have, against Releasees arising out of or connected with that certain Shadow Equity Agreement dated November __, 1997 between Releasor and RNI ("Shadow Equity Agreement"). Releasor acknowledges that the shares which are referred to in clause (ii) above, and the shares which are described in the Warrant Agreement referred to in clause (iii) above, are not now registered, cannot be traded until they are registered, and that Company shall use its best efforts to register all such shares (at Company's cost) within ninety (90) days following the date of this Release. Upon registration, such shares will be publicly-tradeable on the exchange where the shares of Recovery Network, Inc. are normally traded.

     It is the intention of Releasor in executing this Release, that this Release shall be effective as a bar to each and every claim, demand or cause of action described above to be so barred. In furtherance of this intention, Releasor hereby expressly waives any and all rights and benefits conferred upon her by the provisions of Section 1542 of the California Civil Code, which are as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

Releasor hereby acknowledges the foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for.

     This Release may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Release shall be binding upon and inure to the benefit of Releasor, Releasees, and their respective heirs, representatives, successors and assigns. This Release shall be governed by the law of the State of California without regard to California's conflicts of law principles.

     This Release shall be effective immediately upon the receipt by Releasor of the payment set forth at the beginning of this Release.

     IN WITNESS WHEREOF, Releasor has executed this General Release this 26th day of October, 1998.


                              /s/ GEORGE HENRY
                              ---------------------------
                              Name: George Henry


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLE, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAW.

                           THE RECOVERY NETWORK, INC.

                          COMMON STOCK PURCHASE WARRANT

                                                                       TRNW-1001

        1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledge by THE RECOVERY NETWORK, INC., a Colorado corporation (the "Company"), GEORGE HENRY ("Henry") is hereby granted the right to purchase at any time commencing two (2) days following the date hereof and until 5:00 P.M., New York City time, on May 15, 2003 (the "Expiration Date"), One Hundred Thousand (100,000) fully-paid and nonassessable shares of the Company's publicly tradable Common Stock, par value $.01 per share (the "Common Stock"). The exercise price for such shares shall be $2.125 ("Exercise Price"). The shares of the Company's Common Stock which are the subject of this Warrant are hereinafter referred to as "the Shares". The Company shall register the Shares (at the Company's cost) and shall use its best efforts to register the Shares within ninety (90) days following the issuance of this Warrant. Upon such registration, the Shares shall be publicly-tradeable by the holder of this Warrant on the exchange where the Common Stock of the Company is normally traded.

        2. Exercise of Warrant. This Warrant is exercisable, in a maximum of three exercises only, as to any or all of the Shares at the Exercise Price per Share payable hereunder, payable only in cash or by certified or official bank check or such other form of payment as may be acceptable to the Company, in its sole discretion. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Shares of Common Stock purchased, Henry shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

        3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company shall use its best efforts and all



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due diligence to increase the number of shares of Common Stock so reserved to cure any deficiencies, and, if necessary, to obtain approval of its stockholders therefor, including authorization of such additional number of shares of Common Stock as may be required in excess of the number so reserved.

        4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

        5. Rights of Henry. Henry shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Henry are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        6. Adjustments of Exercise Price and Number of Shares.

                6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, Henry shall be entitled to purchase such number of shares of Common Stock as will cause (i) the total number of shares of Common Stock Henry is entitled to purchase pursuant to this Warrant (after such adjustment) multiplied by the adjusted Exercise Price to equal (ii) the total number of shares of Common Stock Henry was entitled to purchase before such adjustment multiplied by the Exercise Price before the adjustment.

                6.2 Capital Adjustments. In case of any stock split or combination, stock dividend, reclassification of the Common Stock, recapitalization, or like capital adjustment affecting the Common Stock of the Company, the Exercise Price shall be proportionately adjusted in a fair, equitable and reasonable manner so as to give effect, as nearly as reasonably practicable to the purposes hereof.

                6.3 Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a stock split or combination, stock dividend, reclassification, or like capital adjustment of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity including a merger or consolidation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then as a part of such reorganization, merger, consolidation, sale or transfer lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of



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this Warrant, during the period specified herein and payment of the Exercise
Price then in effect, the number of shares of stock or other securities or property resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganization, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable for shares in connection with any such transactions is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Henry after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably practicable, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                6.4 Merger with End of Company's Existence. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effectuated in connection with a merger of any other corporation with the Company other than a merger in which the Company is the continuing corporation) Henry shall have the right thereafter to exercise such Warrant for the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of Henry to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 6.4 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances of property as an entirety or substantially as an entirety. Notice or any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to Henry not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.



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                6.5 DeMinimus Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock, provided, however, that any adjustments which by reason of this Subsection 6.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustments and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 6 (other than this Subsection 6.5) not later than such time as may be required in order to preserve the tax-free nature of a distribution to Henry of Common Stock. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the per share Exercise Price, in addition to those required by this Section 6, as it in its distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                6.6 Notice. Whenever the Exercise Price is adjusted as provided in this Section 6 and upon any modification of the rights of Henry in accordance with this Section 6, the Company shall, at its own expense, within ten (10) days of such adjustment or modification, deliver to the holder of this Warrant a certificate of the Principal Financial Officer of the Company setting forth the unaudited Exercise Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same. If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof of Henry not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

                6.7 Payment Deferment. In the event of the exercise of all or part of this Warrant after the record date for any event described in Subsection 6.2 or 6.3 but prior to the effective date therefor, the Company may defer until the effective or payment date issuing (and, in case of any stock combination or reclassification that would result in Henry being entitled to fewer shares of Common Stock, the Company need not issue) to Henry any shares or property in addition to (or in excess of) that which Henry would be entitled to own prior to such payment or effective date had Henry exercised this Warrant (or portion thereof exercised) immediately prior to such record date.

                6.8 Form of Consideration. If the consideration received or to be received by the Company with respect to any Common Stock, rights, options, warrants or securities convertible into Common Stock (including any future consideration which may be received): (i) is cash, the amount thereof shall be the amount of cash to be received and/or (ii) is a consideration other than cash, the amount of such other consideration shall be deemed to be the fair market value of such



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consideration as determined by the Board of Directors of the Company, in the case of (i) and/or (ii) without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company.

        7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act and has been issued to Henry for vestment purposes and not with a view to the distribution of either the Warrant or the Shares. Neither this Warrant nor any of the Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act. Each certificate for the Warrant, the Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the fact thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

        8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) the transmitter's confirmation of the receipt of a facsimile transmission or (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)     if to the Company, to:

                The Recovery Network, Inc.
                1411 5th Street, Suite 200
                Santa Monica, California 90401
                Attention:  Mr. William D. Moses
                Telecopier: (310) 393-5749

                With a copy to:
                Richard Posell, Esq.
                Greenberg, Glusker, Fields, Claman & Machtinger, LLP 1900 Avenue of the Stars
                Los Angeles, California 90067
                Telecopier: (310) 553 0687

        (b)     if to Henry, to:



                with a copy to:



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        7. Supplements and Amendments: Whole Agreement. This Warrant may be
amended or supplemented only by an instrument in writing signed by the Company and Henry. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or, understandings other than expressly contained herein and therein.

        8. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Colorado applicable hereto).

        9. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, THE RECOVERY NETWORK, INC. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the ____ day of October, 1998.

                                            THE RECOVERY NETWORK, INC.

                                            By:_________________________________
                                            Name:
                                            Title:

Attest:_____________________________




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                                   EXHIBIT "A"

                           FORM OF NOTICE OF EXERCISE

(To be executed only upon exercise of Warrant)

The undersigned registered owner of the attached Warrant ("Warrant") irrevocably exercises this Warrant for the purchase of ________ shares of Common Stock of Recovery Network, Inc. purchasable with this Warrant, and herewith makes payment therefor, at the price and on the terms and conditions specified in this Warrant.

DATED:__________________

Signature of Registered Owner:______________
Print Name:______________